                                                             BLDG: Westport #5
                                                             OWNER:
                       LEASE AGREEMENT                       PROP:
                                                             UNIT:
                                                             TENANT:


THIS LEASE, made this 14th day of October, 1996 between WESTPORT INVESTMENTS, a California general partnership, hereinafter called Landlord, and CENTURA SOFTWARE CORPORATION, a California corporation, hereinafter called Tenant.

                                 WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows.

All of that certain 48,384 (PLUS)(MINUS) square foot, two-story building to be constructed by Landlord and to be located at 975 Island Drive, Redwood City, California 94065. Said Premises are more particularly shown within the area outlined in Red on EXHIBIT A to be attached hereto. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on EXHIBIT A to be attached hereto. The interior of the building leased hereunder shall be constructed by Landlord as set forth in the Construction Letter of even date herewith. The improved interior configuration is shown in Red on EXHIBIT B to be attached hereto.

As used herein the Complex shall mean and include all of the land outlined in Green and describe in Exhibit "A", attached hereto, and all of the buildings, common area private roads within the Complex, improvements, fixtures and equipment now or hereafter situated on said land.

     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage
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and other uses necessary for Tenant to conduct Tenant's business, provided
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that such uses shall be in accordance with all applicable governmental laws
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and ordinances
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and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2.  TERM *

     A.  The term of this Lease shall be for a period of   FIVE   (5)   years
                                                         -------- ----
(unless sooner terminated as hereinafter provided) and, subject to Paragraphs
2(B) and 3, shall commence on the   1st   day of   June   , 19  97  and end
                                  -------        ---------     ---
on the   31st   day    May    of   2002   .
       -------      --------     --------

     B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs:

          (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed; or

          (b) Upon the occupancy of the Premises by any of Tenant's operating personnel; or

          (c) When the Tenant Improvements have been substantially completed
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for Tenant's use and occupancy, in accordance and compliance with Exhibit B
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of this Lease Agreement; or
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          (d) As otherwise agreed in writing.

3. POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2(b), above. The above is, however, subject to the provision that the period of
delay, of delivery of the premises shall not exceed    120    days from the
                                                     --------
commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

* It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent scheduled for the projected commencement date as shown in Paragraph 43.



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4.  RENT  Subject to Paragraph 44,

     A. BASIC RENT. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of EIGHT MILLION EIGHT HUNDRED FIFTY FOUR THOUSAND TWO HUNDRED SEVENTY
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TWO AND O/100 ($8,854,272.00) Dollars in lawful money of the United
----------------------------
States of America, payable as follows:

          See Paragraph 43 for Basic Rent Schedule

     B. TIME FOR PAYMENT. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

     C. LATE CHARGE. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten (10%) percent of each rental payment so in default.

     D. ADDITIONAL RENT. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

     (a) Tenant's proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and

     (b) Tenant's proportionate share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and

     (c) Tenant's proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

     (d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within five days for taxes and insurance and within thirty days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance. Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord so elects to do so at Landlord's sole and absolute discretion, as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. Within thirty
(30) days after receipt of Landlord's reconciliation, Tenant shall have the right, at Tenant's sole expense, to audit, at a mutually convenient time at Landlord's office, Landlord's records relating to the foregoing expenses. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be credited to Tenant's account within thirty (30) days after the audit is concluded.

     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365. Tenant shall not pay any portion of Common Area expenses attributable to ground lease payments or mortgage payments or third party tenants.

     E. FIXED MANAGEMENT FEE. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee equal to 2% of the Basic Rent due for each month during the Lease Term ("Management Fee").

     F.  PLACE OF PAYMENT OF RENT AND ADDITIONAL RENT. All Basic Rent
hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Westport Investments, c/o
                                       ----------------------------------------
Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054
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or to such other person or to such other place as Landlord may from time to time designate in writing.

     G. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of THREE HUNDRED TWENTY
                                                   --------------------------
THREE THOUSAND ONE HUNDRED TWENTY AND 36/100 ($323,120.36) Dollars. Said sum
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shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith. Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe. Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. So long as Tenant's use and occupancy of the Premises are not materially affected thereby, Landlord further reserves the right to promulgate such reasonable rules and regulations equally applicable to all tenants of the Complex relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

     Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.



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6.  PARKING  Tenant shall have the right to use with other tenants or occupants of the Complex  218  parking spaces in the common parking areas of
                         -----
the Complex. Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 218 spaces allocated to Tenant hereunder. Landlord shall have the
     -----
right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking areas or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways, private roads within the Complex and roads with reciprocal easement areas; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

     "Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, executive salaries of Landlord (including, without limitation, employees of Landlord above the grade of manager and those employees whose activities are not related to the Complex or the Premises); expenses incurred to provide services to other tenants which are not furnished to Tenant; or the cost of repair or maintenance necessitated by the acts of other tenants in the building or the Complex or their agents, employees, or contractors.

8. ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their then present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or other insured peril, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the airconditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, (which written consent shall not be unreasonably withheld and shall specify whether Landlord shall require removal of said alterations and/or additions), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Notwithstanding anything to the contrary herein, under no circumstances shall Tenant be authorized to penetrate the soil to a depth that exceed three and one-half feet from the uppermost surface of the soil. See Paragraph 56

10. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior, including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. See Paragraph 55

11. UTILITIES Tenant shall have the utilities to the Premises placed in Tenant's name and Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

12. TAXES A. As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessment caused by



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any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorney's fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

         See Paragraph 52

     B.  TAXES ON TENANT'S PROPERTY

(a) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation; to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

     (b) if the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12Ba above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE Tenant at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this paragraph 13 is not adequate. Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

     Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. PROPERTY INSURANCE Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever. Tenant shall not indemnify Landlord with respect to the acts or omissions of third party tenants of the Complex or their agents, employees or contractors.

17. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. See Paragraph 58

18. LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant in the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America. See Paragraph 53


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19.  ASSIGNMENT AND SUBLETTING  Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, all rents or additional consideration received by Tenant from its assignees, transferees, or subtenants in excess of the rent payable by Tenant to Landlord hereunder. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If Landlord so notifies Tenant, Tenant may, within 3 days of receipt of said notification from Landlord, elect to withdraw its prior notice to Landlord and this Lease shall remain in full force and effect provided that Tenant continues to meet all of its obligations under this Lease. If no such notice to terminate is given to Tenant within said thirty
(30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 19. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord which consent shall not be unreasonably withheld. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

     See Paragraph 49

20. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

     See Paragraph 61

21. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder. See Paragraph 59

22. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within the thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

     (a). The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

     (b). The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

     (c). The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

     (d). To the extent permitted by law the right and power, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere as the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such



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intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

     (c). The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d, above (except that Tenant may vacate so long as it pays rent, provides an on-site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder).

23. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned at the option of Landlord, except such property as may be mortgaged to Landlord.

24. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible for under Paragraph 10. Landlord may, at its option:

   (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

   (b) Terminate this Lease (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost).

    If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen
(15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

    Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

    In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

25. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business. Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

    If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

    In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business. Tenant shall have the right to terminate this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

    If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, convenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. In the event of a sale of the Premises by Landlord, Landlord shall deliver a copy of the assignment agreement to Tenant, and Landlord shall deliver the unapplied balance (if any) of the Security Deposit hereunder and any prepaid Rent to the purchaser/transferee as so stated in the assignment and/or estoppel statement.

27. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale of private trustee's foreclosure sale. Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term thereof, at the same rental herein reserved and upon all the other terms, conditions and convenants herein contained.

28. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred twenty five (125%) percent of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL. Tenant shall at any time upon not less than ten
(10) days prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

30. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accurancy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM. All terms, convenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or convenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord. Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32.  ATTORNEY'S FEES.

     (A) In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

     (B) Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

33. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34.  NOTICES  All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at is offices at Westport Investments, c/o Peery/Arrillaga, 2560 Mission College Blvd., #101
-------------------------------------------------------------------------------
Santa Clara, CA 95054. Each notice, request, demand, advice or designation
---------------------
referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37. CORPORATE AUTHORITY If a Tenant is a corporation, (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38.  BASIC RENT ADJUSTMENT

     See Paragraph 44

39. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by
Landlord:

     (i) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

     (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

     (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

     (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

     (v) no judgment will be taken against any partner of Landlord;

     (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

     (vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

     (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40.  MISCELLANEOUS AND GENERAL PROVISIONS

     a. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

     b. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     c. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

          The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     d. Time is of the essence of this Lease and of each and all of its provisions.


                                                                 /s/illegible
                                                                 ------------

     e. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     f. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

     g. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     h. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

     i.  Paragraphs  43  through  61  are added hereto and are included as a
                    ____         ____
     part of this lease.

     j. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

     k. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

41. BROKERS Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this
Lease:  none  and that it knows of no other real estate broker or agent who
      _______
is entitled to a commission in connection with this Lease.

42. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:                                 TENANT:

WESTPORT INVESTMENTS                      CENTURA SOFTWARE CORPORATION
a California general partnership          a California corporation

   /s/ Illegible                             /s/ Illegible
By _________________________________      By _________________________________
   John Arrillaga, Trustee under
   Trust Agreement dated 7/20/77                Chairman & CEO
   (ARRILLAGA FAMILY TRUST) as amended    Title ______________________________

      11/15/96                                               Sam Inman III
Date: ______________________________      Print or Type Name _________________

   /s/ Illegible                                10/25/96
By _________________________________      Date: ______________________________
   Richard T. Peery, Trustee under
   Trust Agreement dated 7/20/77
   (RICHARD T. PEERY SEPARATE PROPERTY
   TRUST) as amended

      11/15/96
Date: ______________________________

Paragraphs 43 through 61 to Lease Agreement Dated October 14, 1996, By and Between Westport Investments, a California general partnership, as Landlord, and CENTURA SOFTWARE CORPORATION, a California corporation, as Tenant for 48,384(PLUS)(MINUS)Square Feet of Space Located at 975 Island Drive, Redwood City, California.

43. BASIC RENT: In accordance with Paragraph 4A herein and subject to Paragraph 44 below, the total aggregate sum of EIGHT MILLION EIGHT HUNDRED FIFTY FOUR THOUSAND TWO HUNDRED SEVENTY TWO AND NO/100 DOLLARS
($8,854,272.00), shall be payable as follows:

     On June 1, 1997, the sum of ONE HUNDRED FORTY SEVEN THOUSAND FIVE HUNDRED SEVENTY ONE AND 20/100 DOLLARS ($147,571.20) shall be due, and a like sum due on the first day of each month thereafter, throughout the Term of the Lease; provided, however, that the monthly Basic Rental and the Aggregate Rent shall subject to increase pursuant to Paragraph 44.

44. BASIC RENT ADJUSTMENT: It is hereby agreed that commencing June 1, 1998 and on each successive one (1) year period thereafter, the monthly Basic Rent (as provided for in Paragraphs 4A and 43) for each succeeding one (1) year period of the Lease Term shall be increased over the monthly Basic Rent in effect at the expiration of the one (1) year period of the Lease Term immediately preceding by an amount equivalent to the percentage increase in the Consumer Price Index from the commencement of the one (1) year period of the Lease Term immediately preceding to the expiration of the one (1) year period of the Lease Term immediately preceding: i.e. from 06/97 to 06/98, from 06/98 to 06/99, from 06/99 to 06/00, and from 06/00 to 06/01, provided, however, that in no event shall the monthly Basic Rent for any one (1) year period of the Lease Term, after adjustment, be less than the monthly Basic Rent in effect at the expiration of the one (1) year period of the Lease Term immediately preceding. Notwithstanding the above, the cumulative CPI increase during the initial Lease Term shall not exceed 32% or 8% per year. For example, in the event the CPI adjustment for year two is 7% and 9% in year three, the increase for year two would be adjusted retroactively to 8% and the increase for year three would be reduced to 8%. The monthly Basic Rent shall be subject to a CPI adjustment on the following dates: June 1, 1998; June 1, 1999; June 1, 2000; and June 1, 2001.

     The Basic Rent shall be adjusted in accordance with the following formula based on the Consumer Price Index ("CPI") for all urban Consumers, subgroup "All Items", San Francisco-Oakland, California Metropolitan Area (1982-84=100) published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") published nearest June 1, 1997 (the "Beginning Index") and the Index which is published nearest but prior to each and every anniversary of the June 1, 1997 date (the "Adjustment Index"). The initial "CPI" adjusted Basic Rent shall be calculated by multiplying the monthly Basic Rent of $147,571.20 provided for in Paragraphs 4A and 43 of the Lease by the percent increase in the Consumer Price Index. The Basic Rent for each succeeding one-year period will be determined by using the same formula applied to the prior year's adjusted monthly Basic Rent.

     Landlord will notify Tenant in writing of the CPI increase and the adjusted Basic Rent, if any, and Tenant will make payment on the adjusted amount. If the Index is changed so that the Base Year of the Index differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or other computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. Each annual increase in the Basic Rent will be calculated as shown below in the example displayed:


                           CPI CALCULATION EXAMPLE
                           -----------------------

                                               CPI ANNUAL
EXAMPLE                    CPI CHANGE          INCREASE %
-------                    ----------          ----------

CPI increase               477.1*06/98         2.29%
                           -----------
                           466.4*06/97
(*factors used
for example only)


                                                      Initial: /s/ illegible
                                                               -------------

Current Basic Rent         $147,571.20
Increase of 2.29%          $  3,379.38
                           -----------
New Adjusted Basic Rent    $150,950.58
 commencing June 1, 1998

45. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

46. CHOICE OF LAW; SEVERABILITY: This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

47. AUTHORITY TO EXECUTE: The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

48. ASSESSMENT CREDITS: The demised property herein may be subject to a special assessment levied by the City of Redwood City as part of an improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if
(i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

49.  ASSIGNMENT AND SUBLETTING (CONTINUED):

     A. Notwithstanding anything to the contrary in Paragraph 19, prior to paying any excess sublease rent to Landlord, Tenant shall first be entitled to recover from such excess rent the amount of any reasonable leasing commissions paid by Tenant to third parties not affiliated with Tenant.

     B. In addition to and notwithstanding anything to the contrary in Paragraph 19 of this Lease, Landlord hereby agrees to consent to Tenant's assigning or subletting said Lease to any parent or subsidiary corporation, provided that the net worth of said parent or subsidiary corporation of said corporation has a net worth equal to or greater than the net worth of Tenant at the time of such assignment. No such assignment or subletting will release Tenant from its liabilities, obligations, and responsibilities under this Lease. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described above, and (b) execute Landlord's consent document prepared by Landlord reflecting the assignment or subletting.

     C. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

           "If Land and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the


                                                      Initial: /s/ illegible
                                                               -------------

     Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

          The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

       Initials:                       Initials: /s/ "illegible"
                 ----------------                ----------------
                 Subtenant                       Tenant

50. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Complex (hereinafter collectively referred to as the "Property"):

     A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical, mixture or byproducts which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

     B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricant and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invites, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies. Tenant also agrees at Tenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease ("Anniversary Date"); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant's findings


                                                      Initial: /s/ illegible
                                                               -------------
within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.

     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) full comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

     D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) releases or discharges of Hazardous Materials at the Premises, which occur during the term of this Lease, subject to Landlord's Environmental Indemnity (as defined in subparagraphs 50F and 50G below); (iii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iv) the breach of any obligation of Tenant under this Paragraph 50 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

     F. Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill ("Former Landfill"). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Property, as more fully described in Section 2.3.2 of the report entitled "Revised Discharge Monitoring Plan, Westport Landfill Site, Redwood City, California" prepared by Geomatrix Consultants, dated May 1996 ("Discharge Plan"), (ii) methane gas is or may be generated by the landfilled solid waste (item "i" immediately preceding and this item "ii" are hereafter collectively referred to as the "Landfill Contamination"), and (iii) the Premises and the Former Landfill are subject to the California Regional Water Quality Control Board's ("Regional Board") Waste Discharge Requirements Order No. 94-181 (the "Order"). The Order is attached hereto as EXHIBIT C. As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on EXHIBIT D, and

Tenant acknowledges that Tenant and Tenant's experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant's intended use of the Property.

        Initial: /s/illegible           Initial: /s/illegible
                 ------------                    ------------
                 Tenant                          Landlord

     G. Landlord shall indemnify, defend, and hold harmless Tenant against any and all claims asserted by third parties (excluding any agents, employees, contractors, vendors, invitees, visitors, future subtenants and assignees of Tenant, and excluding any other paries related to Tenant), including all liabilities, judgments, damages, suits, orders, government directives, costs and expenses in connection with such claims, which arise from (i) the Landfill Contamination, or (ii) the Order, as may be amended ("Landlord's Environmental Indemnity"); PROVIDED HOWEVER that Landlord's Environmental Indemnity shall be subject to the following limitations and conditions:

     (1) Landlord's Environmental Indemnity shall not apply to any economic or consequential damages suffered by Tenant, including but not limited to loss of business or profits.

     (2) Landlord's Environmental Indemnity shall not apply, without limitation, to any releases caused by Tenant's Hazardous
         Materials Activities.

     (3) Tenant acknowledges that Landlord must comply with the Order, as may be amended, and with directives of government authorities including the Regional Board, with respect to the Contamination and the Former Landfill. Tenant further acknowledges that groundwater monitoring wells, methane recovery wells and equipment, and other environmental control devices are located on and about the Premises and may be modified or added to during the term of the Lease (collectively, "Environmental Equipment"), and that environmental investigation, monitoring, closure and post-closure activities (collectively, "Environmental Activities") will be performed on the Premises during the term of the Lease. Tenant shall allow Landlord, and any other party named as a discharger under the Order, as may be amended, and their respective agents, consultants and contractors, and agents of governmental environmental authorities with jurisdiction ("Government Representatives") to enter the Premises to access the Environmental Equipment and to perform Environmental Activities during the term of the Lease, provided that Tenant's use and occupancy of the Premises shall not reasonably be disturbed.

     (4) Tenant and Landlord shall reasonably cooperate with each other regarding any Environmental Activities to be performed, and regarding any Environmental Equipment to be installed, maintained, or removed on the Premises during the term of the Lease.

     (5) Tenant shall be responsible at its expense for repairing any Environmental Equipment damaged due to the negligence of Tenant or Tenant's agents, employees, contractors, vendors, invitees, visitors, future subtenants or assignees (such terms "invitees" and "visitors" as used in this Paragraph 50 shall not include Landlord or any other party named as a discharger under the Order as may be amended, or any of their respective agents, consultants or contractors, or any Government Representatives).

     It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 50.

51. LANDLORD'S RIGHT TO TERMINATE: It is understood that the Premises to be leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits before construction of said Premises can commence. Therefore, it is agreed that in the event Landlord cannot obtain all the necessary building permits for said Premises within 180 days from the date this executed Lease is received by Landlord, that Landlord can terminate this Lease Agreement without any liability to Tenant, of any type whatsoever, and that this Lease Agreement will be null and void as of the date of said cancellation. Landlord agrees to use its best efforts to obtain the required permits within the aforementioned 180-day period.

52. TAXES CONTINUED: Notwithstanding anything within Paragraph 12, in the event prior to the Commencement Date there is an interim or supplemental reassessment of the Premises based upon the added value of the Improvements, then when Tenant accepts occupancy of the Premises Tenant shall pay any interim or supplemental taxes (but no penalties or interest in connection therewith) that have been levied against the Premises and are attributable to the added value of the Improvements (as defined in the Construction Letter of even date herewith) during the period prior to Tenant's occupancy of the Premises. As of the Lease Commencement Date, Tenant shall be responsible for paying one hundred percent (100%) of the Real Property Taxes as provided for in Paragraph 12.

53. LIENS CONTINUED: Notwithstanding anything to the contrary in Paragraph 18, Tenant may in good faith contest such lien provided that within such ten
(10) day period Tenant provides Landlord with a surety bond of a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half times the amount claimed or secured as a lien or such greater amount as may be required by applicable law and provided further that Tenant, should it decide to contest such lien, Tenant agrees to have said lien removed within ninety (90) days from the date of the lien and shall indemnify, defend and hold harmless Landlord from and against all costs arising from or out of any proceeding with respect to such lien.

54. WAIVER OF SUBROGATION: Landlord and Tenant hereby release each other form and waive their rights of recovery against the other to the extent of insurance proceeds actually received to compensate Landlord or Tenant, as the case may be, for loss or damage arising out of or incident to any peril of the type covered by the insurance carried under the Lease, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees, or any other cause. Landlord and Tenant shall obtain insurance policies which waive the insurance-carriers right of subrogation for such perils.

55. MAINTENANCE OF THE PREMISES: In addition to, and notwithstanding anything to the contrary in Paragraph 7. Landlord shall repair damage to the structural shell, foundation, and roof structure (but not the interior improvements, roof membrane, or glazing) of the building leased hereunder at Landlord's cost and shall bill Tenant for said repairs, subject to a maximum of $48,384 per year, provided Tenant has not caused such damage, in which event Tenant shall be responsible for 100 percent of any such costs for repair or damage so caused by the Tenant. Notwithstanding the foregoing, a crack in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same should Landlord elect not to repair the same.

56. ALTERATIONS AND ADDITIONS CONTINUED: Notwithstanding anything to the contrary in Paragraph 9, all modifications to the Tenant Improvements paid for directly by Tenant shall remain the property of Tenant during the Lease Term, and Tenant shall have the right to depreciation with respect thereof. Upon Lease Termination, said modifications shall become the property of Landlord if Landlord so elects.

57. NO LIEN ON TENANT'S PROPERTY: No provision of this Lease shall be construed as giving Landlord a lien on Tenant's personal property or trade fixtures during the Term of this Lease.

58. COMPLIANCE CONTINUED: Notwithstanding anything to the contrary in this Lease, any non-conformance of the improvements installed and paid for by Landlord as set forth on EXHIBIT B, required to be corrected by the governing agency, shall be corrected at the cost and expense of Landlord if such non-conformance exists as of the Commencement Date of the Lease and further provided that such governing agency's requirement to correct the non-conformance is not initiated as a result of: (i) any future improvements made by or for Tenant; or (ii) any permit request made to a governing agency by or for Tenant. Notwithstanding anything to the contrary in this Lease, any non-conformance of the Premises occurring after the Commencement Date of this Lease Agreement shall be the responsibility of Tenant to correct at Tenant's cost and expense.

59. LANDLORD'S RIGHT TO ENTER: Notwithstanding the provisions of Paragraph 21, except in the event of an emergency. Landlord shall give Tenant twenty-four (24) hours notice prior to entering the Premises, agrees to comply with any reasonable safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose). Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord's agents employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant's business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord's agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.

60. OPTION TO EXTEND LEASE FOR FIVE (5) YEARS: Provided Tenant is not in default (pursuant to Paragraph 22 of the Lease, I.E., Tenant has received notice and any applicable cure period has expired without cure) in any of the terms, covenants, and conditions of this Lease Agreement, Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional five (5) year period upon the following terms and conditions:

     A. Tenant shall give Landlord written notice of Tenant's exercise of this Option to Extend not later than twelve (12) months prior to the scheduled Lease Termination Date, which Termination Date is currently projected to be May 31, 2002, in which event the Lease shall be considered extended for an additional five (5) years ("Extended Term") subject to the Basic Rental set forth below and with: (i) the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its current Lease provisions that are standard in Landlord's leases as of the date of Tenant's exercise of its Option to Extend); and (ii) this Paragraph 60 deleted. In the event that Tenant fails to timely exercise Tenant's Option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof, absent this Paragraph 60.

     B. It is hereby agreed that commencing June 1, 2002, and on each successive one (1) year period thereafter, the monthly Basic Rent (as provided for in Paragraphs 4A and 43) for each succeeding one (1) year period of the Extended Term, shall be increased over the monthly Basic Rent in effect at the expiration of the one (1) year period of the Lease Term immediately preceding by an amount equivalent to the percentage increase in the Consumer Price Index from the commencement of the one (1) year period of the Lease Term immediately preceding to the expiration of the one (1) year period of the Lease Term immediately preceding; that is, from 06/01 to 06/02, 06/02 to 06/03, from 06/03 to 06/04, from 06/04 to 06/05 and from 06/05 to
06/06; provided, however, that in no event shall the monthly Basic Rent for any one (1) year period of the Lease Term, after adjustment, be less than the monthly Basic Rent in effect at the expiration of the one (1) year period of the Lease Term immediately preceding. Notwithstanding anything to the contrary above, the cumulative CPI increase during the Extended Term shall not exceed 40% or 8% per year. For example, in the event the CPI adjustment for year two of the Extended Term is 7% and 9% in year three of the Extended Term, the increase for year two would be adjusted retroactively to 8% and the increase for year three would be reduced to 8%. The Basic Rent shall be subject to a CPI adjustment on the following dates: June 1, 2002, June 1, 2003, June 1, 2004, June 1, 2005 and June 1, 2006.

     The Extended Lease Term Basic Rent shall be adjusted in accordance with the following formula based on the Consumer Price Index ("CPI") for all urban Consumers, subgroup "All Items", San Francisco-Oakland, California Metropolitan Area (1982-84=100) published by the Bureau of Labor Statistics, U.S. Department of Labor (the "Index") published nearest June 1, 2001 (the "Beginning Index") and the Index which is published nearest but prior to each and every anniversary of the June 1, 2001 date (the "Adjustment Index"). The initial "CPI" adjusted Basic Rent shall be calculated by multiplying the monthly Basic Rent provided for in Paragraphs 4A and 43 (and adjusted pursuant to Paragraph 44) of the Lease by the percent increase in the Consumer Price Index. The Basic Rent for each succeeding one-year period will be determined by using the same formula applied to the prior year's adjusted monthly Basic Rent.

     Landlord will notify Tenant in writing of each CPI increase and the adjusted Basic Rent, and Tenant will make payment on the adjusted amount. If the Index is changed so that the Base Year of the Index differs from that used as of the month immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or other computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     C. The option rights of Tenant under this Paragraph 60, and the Extended Term thereunder, are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, (except to a parent or subsidiary corporation, or corporation with which Tenant merges or consolidates or to whom Tenant sells all or substantially all of its assets as provided for in Paragraph 49), either

[GRAPHIC]

                              WESTPORT OFFICE PARK
                            REDWOOD CITY, CALIFORNIA

                                PEERY & ARRILLAGA

     The private road section of Island Drive between Parcel I (outlined in Green) and Parcel II (outlined in Orange) has a reciprocal ingress and egress easement for the benefit of Parcel I and Parcel II.

EXHIBIT A TO LEASE AGREEMENT DATED OCTOBER 14, 1996 BY AND BETWEEN WESTPORT INVESTMENTS, AS LANDLORD, AND CENTURA SOFTWARE CORPORATION, AS TENANT.

voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under Paragraph 19, the option granted herein and any Extended Term thereunder shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease.

     D. INCREASED SECURITY DEPOSIT: In the event the term of Tenant's Lease is extended pursuant to this Paragraph 60, Tenant's Security Deposit shall be increased to equal twice the estimated Basic Rental due for the last month of the Extended Term, based on the average annual increase during the initial Lease Term (For Example: If the monthly Basic Rent increased an average of 2.29% per year over the initial Lease Term, and therefore the Basic Rent during the last month of the initial Lease Term was $161,560.18, then (i) the estimated monthly Basic Rent for the last month of the Extended Term would be estimated to be $176,875.24 ($161,560.18 + 2.29% annual increase) and (ii) the Security Deposit would be increased to $353,750.48 ($176,875.24 per month X 2 = $353,750.48).

61. SUBORDINATION AND MORTGAGES: Paragraph 20 is modified to provide that, provided Tenant is not in default in the terms of this Lease, this Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender's mortgage or deed of trust, (i) such Lender shall recognize all of Tenant's rights under this Lease, and (ii) in the event of a foreclosure, this Lease shall not be terminated so long as Tenant is not in default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.

CENTURA SOFTWARE CORPORATION
1060 Marsh Road
Menlo Park, CA 94025

Attention: Sally Harris

RE: CONSTRUCTION AGREEMENT RELATED TO LEASE AGREEMENT DATED OCTOBER 14, 1996, BY AND BETWEEN WESTPORT INVESTMENTS, A CALIFORNIA GENERAL PARTNERSHIP, AS LANDLORD, AND CENTURA SOFTWARE CORPORATION, A CALIFORNIA CORPORATION, AS TENANT, FOR ALL OF THAT CERTAIN
     48,384 PLUS OR MINUS SQUARE FOOT BUILDING TO BE CONSTRUCTED BY LANDLORD FOR TENANT, LOCATED AT 975 ISLAND DRIVE, IN REDWOOD CITY, CALIFORNIA.

Gentlemen:

     This letter ("Construction Letter") will confirm our agreement relative to the shell of the building and interior improvements related thereto to be constructed by Landlord on the property leased under the lease referenced above, hereinafter referred to as the "Lease", and shall be considered a part of the Lease.

     1. DEFINITIONS: As used in this Construction Letter, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease which are used in this Construction Letter, shall have the meanings ascribed to them by the Lease:

         A. SHELL IMPROVEMENTS: The term "Shell Improvements" shall mean the following which are to be constructed by Landlord: (i) the shell of a two story industrial building containing approximately 48,384 PLUS OR MINUS square feet, consisting of foundation, first and second story floor slab and second story floor deck, load bearing walls, roof system, roof membrane, standard width interior stairways, exterior doors and exterior door hardware; and (ii) all paving and parking areas, striping, sidewalks, parking curbs, gutters, irrigation system, landscaping, storm sewer and main utility service conduits, (excluding electrical panel which is part of Interior Improvements) from the street to the building perimeter, transformer pad, the main plumbing line into the building, water and sewer connection fees including cost to hook up to the City of Redwood City sewer system (excluding: sewer fees related to the lunch room (if any); roof screens; utility pads and the exterior walls and all other construction elements of any such utility pads; and electrical panels).

         B. INTERIOR IMPROVEMENTS: The term "Interior Improvements" shall mean all improvements to be constructed by Landlord and paid for by the parties as hereinafter set forth, within the building shell and/or not included in the Shell Improvements set forth in Paragraph 1A above E.G., by way of example interior improvements shall include, and not be limited to, the fire sprinkler system, elevators (if any), loading docks (if any), roof screens, drop ceilings, interior plumbing, heating and air conditioning system, electrical system, parking lot lighting, carpeting, vinyl floor covering, painting, interior walls and movable floor to ceiling partitioning, utility pads (including all construction elements of subject utility pads, including but not limited to, the exterior walls), normal contractor's fees, architect's fees, engineer's fees, Builder's Risk insurance premiums, and any school fees, City or governmental fees for connection to utilities.

         C. IMPROVEMENTS: The term "Improvements" shall mean the Shell Improvements and the Interior Improvements.

         F. PERFORMANCE SCHEDULE: The term "Performance Schedule" shall mean the estimated times for commencement and performance of construction obligations contained in Paragraph 2 of this Agreement.

         G. ARCHITECT: The term "Architect" shall mean such licensed architect as selected by Landlord with respect to the Shell Improvements, and
(ii) such licensed architect as is approved by Landlord with respect to the Interior Improvements.

         H. PRIME CONTRACTOR(S): The term "Prime Contractor" shall mean Vance M. Brown & Sons, Inc., or such other licensed general contractor(s) selected by Landlord for the construction of the Shell Improvements and the Interior Improvements.

         I. SUBSTANTIAL COMPLETION: The term "Substantial Completion" (and "Substantially Completed") shall mean the date when the earlier of the following have occurred with respect to the Improvements in question: (i) the construction of the Improvements in question have been substantially completed in accordance with the approved plans therefore except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant's business; (ii) Landlord has executed a certificate or statement representing that such Improvements have been substantially completed in accordance with the plans and specifications therefore except for punch lists items which do not prevent Tenant from reasonably using the Premises to conduct Tenant's business; or (iii) the Building Department of the City of Redwood City has completed its final inspection of such Improvements and has "signed off" the building inspection card approving such work as complete except for punch list items which do not prevent Tenant from reasonably using the Premises to conduct Tenant's business.

         J. TARGET COMMENCEMENT DATE: The term "Target Commencement Date" shall mean June 1, 1997, subject to delays caused by strikes, acts of God, governmental restrictions, or other causes beyond Landlord's control, in which instance the time period for Landlord's completion of the building shall be extended accordingly.

     2. PERFORMANCE SCHEDULE: Landlord and Tenant desire to cause the Improvements to be Substantially Completed by the Target Commencement Date. The Target Commencement Date is based upon information gathered and estimates made by Landlord, which are reflected in the Construction Schedule. Achieving Substantial Completion of the Improvements by the Target Commencement Date requires that certain objectives be met within certain time periods. Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Shell Improvements and the Interior Improvements (the "Performance Schedule") that must be adhered to in order to achieve Substantial Completion of all Improvements by the Target Commencement Date. Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Performance Schedule and elsewhere in this Improvement Agreement. Subject to the provisions of Paragraph 8 hereof, the parties acknowledge that the Performance Schedule is only an estimate of the time needed to complete certain stages of the construction process, and the failure of either party to accomplish any step in the process set forth in the Performance Schedule within the applicable time period shall not constitute a default by either party unless such failure constitutes a breach of the obligation of a party to use reasonable efforts to perform its obligations within the time periods set forth in the Performance Schedule and elsewhere in this Construction Letter and appropriate notice has been given and any applicable cure period has expired. The Performance Schedule is as follows:


    Action                                                       Responsible
    Items                  Due Date                                 Party
   --------               ----------                            -------------

A.  Delivery of Shell   Three days after Execution                 Landlord
    Plans to Tenant     of Lease and Construction Letter

B.  Delivery of         Ten days after Tenant's                    Tenant
    Tenant's Shell      receipt of Shell Plans
    Requirements

C.  Approval of         Within 5 days after Landlord               Landlord
    Tenant's Shell      receives Tenant's Shell Requirements
    Requirements

D.  Delivery of         Within five days after Landlord            Landlord
    Final Shell         approves Tenant's Shell Requirements
    Plans to
    Tenant

E.  Delivery to         Thirty days after Execution                Tenant
    Landlord of         of Lease and Construction Letter
    Preliminary
    Interior
    Improvement
    Plans

F.  Approval of         Within 5 days after Landlord               Landlord
    Preliminary         receives Preliminary Interior
    Interior            Improvement Plans
    Improvement
    Plans by
    Landlord

G.  Delivery of         Within 5 days after Landlord               Tenant
    Final               receives Preliminary Interior
    Interior            Improvement Plans
    Improvement
    Plans to
    Landlord

H.  Approval by         Within 5 days after Landlord               Landlord
    Landlord of         receives Final Interior Plans
    Final
    Interior
    Plans

I.  Commencement        As soon as reasonable possible             Landlord
    of Construction     after receipt of required permits
    of Improvements

J.  Substantial         June 1, 1997                               Landlord
    Landlord
    Completion of
    Improvements


     3. DEVELOPMENT OF PLANS FOR IMPROVEMENTS: Plans for the Shell Improvements shall be developed in accordance with the following:

         A. SHELL PLANS: On or before the due date specified in the Performance Schedule, Landlord shall deliver to Tenant the Shell Improvement Plans. On or before the due date specified in the Performance Schedule, Tenant shall furnish to Landlord Tenant's schematic plans and specifications for plumbing, electrical, heating and air conditioning that affect the construction of the Shell Improvements ("Tenant's Shell Requirements"). The parties agree as follows: (i) the Basic Rent and the amount of Landlord's Interior Improvement allowance pursuant to Paragraph 6B hereof are based upon the gross leasable area of the building; (ii) the gross leasable area of the building shall be measured from the outside of the exterior walls and shall include any atriums, covered entrances or egresses, and covered loading areas (if any); (iii) that part of the gross leasable area of the building occupied by indentations, building overhangs, and covered entrances; and (iv) TENANT'S SHELL REQUIREMENTS (IF ANY) SHALL NOT AFFECT THE EXTERIOR APPEARANCE OR STRUCTURAL INTEGRITY OR COST OF THE PREMISES, AND IT IS AGREED THAT ANY INCREASED COST IN THE SHELL IMPROVEMENTS AS A RESULT OF ANY OF TENANT'S SHELL OR INTERIOR REQUIREMENTS SHALL BE A COST TO BE PAID FOR ONE HUNDRED PERCENT (100%) BY TENANT ("INCREASED SHELL COSTS"). TENANT SHALL PAY TO LANDLORD SAID INCREASED SHELL COSTS WITHIN THIRTY DAYS OF RECEIPT OF A STATEMENT FROM LANDLORD.

     B. GOVERNMENTAL APPROVALS: As soon as the Final Shell Plans have been approved by Landlord, Landlord shall apply for site development approval and a building permit for the Shell Improvements, and shall diligently prosecute to completion such approval process.

     C. COMMENCEMENT OF SHELL IMPROVEMENTS: As soon as reasonably possible after receipt of a building permit for the Shell Improvements (acts of God and delays beyond Landlord's control excepted), Landlord shall commence construction of the Shell Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Shell Improvements by the due date specified in the Performance Schedule.

     4. DEVELOPMENT OF PLANS FOR INTERIOR IMPROVEMENTS: Plans for the Interior Improvements shall be developed in accordance with the following:

         A. DEVELOPMENT OF PRELIMINARY INTERIOR PLANS: On or before the due date specified in the Performance Schedule, Tenant shall prepare and deliver to Landlord for its review and approval preliminary plans for the Interior Improvements (the "Preliminary Interior Plans"). On or before the due date specified in the Performance Schedule, Landlord shall either approve such plans in writing or notify Tenant in writing of its specific objections to the Preliminary Interior Plans. If the Landlord so objects, Tenant shall revise the Preliminary Interior Plans to address such objections in a manner consistent with the parameters for the Interior Improvements set forth in this Construction Letter and shall resubmit such revised Preliminary Interior Plans as soon as reasonably practicable (but in no event later than 5 days) to Landlord for its approval. It is agreed that Tenant's Preliminary Interior Improvement plans shall not affect the exterior appearance or structural integrity or cost of the Shell Improvements. When the revised Preliminary Interior Plans are resubmitted to Landlord, Landlord shall either approve such plans in writing or notify Tenant of any further objections in writing within three (3) business days after receipt thereof. If Landlord has further objections to the revised Preliminary Interior Plans, Landlord and Tenant shall immediately meet and confer and together shall apply the standards set forth in this Construction Letter to resolve Landlord's objections and incorporate such resolution into the Preliminary Interior Plans, which process Landlord and Tenant shall cause to be completed within three (3) business days after the conclusion of the three (3) business day period referred to in the immediately preceding sentence. In resolving Landlord's objections, the parties agree to act reasonably so as to promptly finalize the Preliminary Interior Plans. Paragraph 8 hereof shall, among other things, also apply to any failure of Tenant to promptly and reasonable work with Landlord in this regard.

         B. DEVELOPMENT OF FINAL INTERIOR PLANS: Once the Preliminary Interior Plans have been approved by Landlord and Tenant, Tenant shall cause its Architect to complete and submit to Landlord for its approval final working drawings for the Interior Improvements by the due date specified in the Performance Schedule which are the logical and reasonable development of the Preliminary Interior Plans. Landlord shall approve in writing the final plans for the Interior Improvements or notify Tenant of its specific objections by the due date specified in the Performance Schedule. It is agreed that Tenant's final interior plans shall not affect the exterior appearance or structural integrity or cost of the Shell Improvements. If Landlord so objects, the parties shall confer and use their best efforts to reach agreement upon final working drawings for the Interior Improvements and together shall apply the standards set forth in this Construction Letter to resolve Landlord's objections and incorporate such resolution into the final working drawings for the Interior Improvements, which process Landlord and Tenant shall cause to be completed within three (3) business days after Landlord has notified Tenant of its objections. In resolving Landlord's objections, the parties agree to act reasonably so as to promptly finalize the final interior plans, it being agreed that the provisions of Paragraph 8 of this Agreement shall, among other things, also apply to any failure of Tenant to promptly and reasonably finalize the interior plans. The final working drawings so approved by Landlord and Tenant are referred to herein as the "Final Interior Plans" and shall be considered a part of EXHIBIT "B" to the Lease.

         C. INTERIOR IMPROVEMENTS: As soon as the Final Interior Plans have been approved by Landlord and Tenant, Landlord shall apply for a permit for the Interior Improvements, and shall diligently prosecute to completion such approval process.

                                                        Initial: /s/ Illegible
                                                                 _____________

         D. COMMENCEMENT OF INTERIOR IMPROVEMENTS: On or before the due date specified in the Performance Schedule (acts of God and delays beyond Landlord's control excepted), Landlord shall commence construction for the Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Interior Improvements by the date specified in the Performance Schedule.

     5. CONSTRUCTION OF IMPROVEMENTS: The Improvements to be constructed as part of the Premises in connection with the Lease shall be paid for by the parties as hereinafter set forth in Paragraph 6 and constructed in the following manner:

         A. CONSTRUCTION OF IMPROVEMENTS BY LANDLORD: The Shell Improvements and Interior Improvements shall be constructed by Landlord in accordance with the Final Shell Plans and the Final Interior Plans; it being agreed, however, that if the Shell Improvements and/or Interior Improvements, as finally constructed, do not conform exactly to the plans and specifications as set forth in the Final Shell Plans and Final Interior Plans and as provided for in the Lease, and the general appearance, structural integrity, and Tenant's use and occupancy of the Premises and/or the building and the interior improvements relating thereto are not unreasonably affected by such deviation, it is agreed that the Commencement Date of the Lease, and Tenant's obligation to pay Rent thereunder, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and/or building and interior improvements in their configuration as constructed by Landlord.

         B. INSPECTION FOLLOWING COMPLETION: As soon as the Interior Improvements are Substantially Completed (as that term is defined herein), Landlord and Tenant shall conduct a joint walk-through of the Premises, and inspect such Interior Improvements, using their best efforts to discover all incomplete or defective construction. After such inspection has been completed, Landlord or its representative shall prepare, and both parties shall sign, a list of all "punch list" items which the parties agree are to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). It is agreed that the Lease will commence on the Commencement Date regardless of whether or not a "punch list" exists. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing such list, it being agreed however, that the exercise of any "punch list" items will not result in any delay of the Commencement Date and will not result in any right of Rent reduction. The Lease and Tenant's obligation to pay Rent shall commence as soon as the Improvements are Substantially Completed, subject to performance by Tenant of its obligations under this subparagraph and the Lease. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of Landlord's work of improvement, in accordance with the terms of the Lease, except for the "punch list" items noted and latent defects that could not reasonably have been discovered by Tenant during its inspection of the Interior Improvements prior to completion of the list of "punch list" items. With regard to any such latent defects or other defects in construction, Tenant shall promptly give written notice to Landlord when any such defect becomes reasonably apparent specifically describing such defect, and Landlord shall repair such defect, if material, as soon thereafter as practical; provided, however, the provisions of the immediately preceding sentence regarding such latent defects, and of this sentence, shall be of no force and effect if Tenant shall fail to give any such written notice to Landlord within thirty (30) days after commencement of the term of the Lease after which time Tenant shall be responsible for all latent and construction defects not specified in said thirty (30) day period regardless if additional defects are discovered at a later date and Landlord shall have no obligation for same. Notwithstanding anything contained herein or in the Lease, Tenant's obligation to pay Rent under the Lease shall commence on the Commencement Date as specified in the Lease, regardless of whether Tenant completes such walk-through inspection or has executed and/or completed such list of the "punch list" items, unless the Lease term has previously commenced, and Tenant's obligation to pay Rent under the Lease has begun, prior to the date of delivery of possession because of a Tenant delay in the course of construction, as provided in Paragraph 8 hereof.

                                                        Initial: /s/ Illegible
                                                                 _____________

     6.  PAYMENT OF CONSTRUCTION COSTS:

         A. SHELL IMPROVEMENTS: Landlord agrees to furnish the Shell Improvements at its cost, including the paving and parking areas, striping, curbs, and gutters as shown on EXHIBIT "A" of the Lease, the main plumbing line into the building and landscaping and irrigation system for the building. Any changes to the Shell Improvements relating to Tenant's request which are approved by Landlord shall be made by Landlord and paid for one hundred percent (100%) by Tenant. Stubbing of the actual plumbing fixtures will be an Interior Improvement Cost, and not considered a part of the Shell Improvements.

         B. LANDLORD'S INTERIOR IMPROVEMENTS ALLOWANCE: Landlord agrees to furnish Tenant with an Interior Improvement allowance of Twenty Five and No/100 Dollars ($25.00) per square foot of gross leasable area within the building to be constructed as part of the Shell Improvements (E.G., One Million Two Hundred Nine Thousand Six Hundred and No/100 Dollars ($1,209,600.00) if the gross leasable area of the building is 48,384 square feet). This allowance shall be considered Landlord's total monetary contribution with respect to the Interior Improvements, which allowance shall be used for the payment of the direct cost of constructing the Interior Improvements including, but not limited to, the fire sprinkler system, loading docks (if any), roof screens, elevators (if any), drop ceilings, interior plumbing, heating and air conditioning system, electrical system, parking lot lighting, carpeting, vinyl floor covering, painting, interior walls and movable floor to ceiling partitioning, utility pads (if any) (including all construction elements of subject utility pads including, but not limited to, the exterior walls), normal contractor's fees, architect's fees, engineer's fees, and any City or governmental fees for connection to utilities, school fees and Builder's Risk insurance premiums (the "Interior Improvement Costs"). Notwithstanding the foregoing, the term "Interior Improvement Costs" shall not include any of the following: (i) Real Property Taxes and assessments accruing prior to the Commencement Date except for real property taxes as defined in Paragraph 12; (ii) interest on funds borrowed or imputed interest on funds reserved by Landlord to fund the construction;
(iii) any administrative or development fee paid to Landlord or any affiliate.

         C. PROPORTIONATE ALLOCATION OF INTERIOR IMPROVEMENTS: Tenant hereby specifically agrees that the Interior Improvements to be constructed in the Premises leased hereunder shall be spread proportionately throughout the building.

         D.  LIABILITY FOR INTERIOR IMPROVEMENT COSTS ABOVE LANDLORD'S
ALLOWANCE: It is further agreed that Tenant shall be responsible for and pay one hundred percent (100%) of the Interior Improvement Costs relating to the Interior Improvements in excess of those that are paid for with Landlord's allowance as set forth in subparagraph 6B above. In addition, Tenant shall be responsible for and pay any additional construction costs and expenses related to the Shell Improvements occasioned by changes or modifications in the Shell Plans that are necessary to accommodate Interior Improvements.

         E. MANNER OF REIMBURSEMENT BY TENANT: If the total Interior Improvement Costs exceeds Landlord's allowance, Tenant shall pay a proportionate share of each progress payment due to the contractor constructing the Interior Improvements, which bears the same relationship to the total amount of the progress payment in question as the amount Tenant is obligated to pay for the cost of constructing the Interior Improvements. For purposes of illustration only, if the total cost of constructing the Interior Improvements is $1,500,000.00, then Tenant's share thereof would be $290,400.00 (the excess over Landlord's total allowance of $1,209,600.00 assuming the area of the building is 48,834 square feet), or 19.36% of the total cost. If the first progress payment due the contractor is $100,000.00 then Tenant's share of such progress payment would be $19,360.00 (or 19.36% of such progress payment). For each succeeding progress payment, Tenant would likewise be obligated for 19.36% thereof, with the exception that Landlord, at its option, may retain a pro rata share of the final ten percent (10%) of the interior contract until 62 days after recordation of a Notice of Completion on the Premises. Tenant shall pay its share of any progress payment to Landlord within ten (10) business days after receipt of a written statement therefore from Landlord, together with reasonable documentation substantiating the amount set forth in such statement. If Tenant fails to pay any such amount when due, then Landlord may (but without the obligation to do so) advance such funds on Tenant's behalf, and Tenant shall be obligated to reimburse Landlord for the amount of the funds so advanced on its behalf and all costs incurred by Landlord in so doing, including interest thereon at a rate equal to the borrowing rate then charged by Landlord's bank, whether or not Landlord has actually borrowed such monies or merely advanced them from its own funds. Any amounts paid to Landlord by Tenant pursuant to this paragraph shall be held by Landlord only for disbursement to the contractor in payment of any such excess Interior Improvement Costs. Tenant shall pay the Increased Shell Costs within thirty days of receipt of a statement from Landlord.

     7. CHANGES, MODIFICATIONS. OR ADDITIONS TO THE PLANS, SPECIFICATIONS AND/OR PREMISES: Once the Final Shell Plans have been approved by Landlord and the Final Interior Plans have been approved by Landlord and Tenant, then thereafter neither party shall have the right to order extra work or change orders (except for de minimis changes which will not materially or substantially impact or affect Tenant's use of the Premises) with respect to the construction of the Improvements without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided there is a reasonable basis for such change. Tenant shall not, however, make any such changes without Landlord's prior written approval. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, and shall become effective and a part of the approved plans once approved in writing by both parties. If any such change or extra work will result in the cost of the Interior Improvements being in excess of Landlord's allowance, as set forth in subparagraph 6D, above, Tenant shall pay the entire amount of such excess, as provided in subparagraphs 6D and 6E above; notwithstanding the above, any such change or extra work resulting in changes to the initial Shell Plans originally provided by Landlord to Tenant as described in Paragraph 3A above or any Shell changes made thereafter resulting from Tenant's request as provided for in this Paragraph 7 shall be paid one hundred percent (100%) by Tenant as provided for in Paragraph 3A and in this Paragraph 7.

     8. TENANT DELAYS: Landlord and Tenant acknowledge that the date on which Tenant's obligation to pay Rent under the Lease would otherwise commence may be delayed because of a delay in completion of construction of the Improvements due to (i) Tenant's failure to submit to Landlord plans and specifications for the Improvements by the due date set in the Performance Schedule, (ii) Tenant's failure to give any necessary approval or consent by the dates set forth herein, (iii) any act by Tenant which interferes with or delays construction of the Improvements, including Tenant's entry to install trade fixtures pursuant to Paragraph 10 hereof, (iv) any changes, modifications and/or additions in the Improvements (Shell or Interior) requested by Tenant and approved by Landlord, or (v) special materials or equipment ordered or specified by Tenant that cannot be obtained by Landlord at normal cost within a reasonable period of time because of limited availability. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay Rent under the Lease not be delayed by any of such causes or by an other act of Tenant and, in the event it is so delayed, Tenant's obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant, provided that within a reasonable period of the time after learning of the occurrence of the cause of any such delay, Landlord notifies Tenant in writing of the fact that such delay has occurred and the known or anticipated extent of any such delay.

     9. ACCOUNTING: When the Interior Improvements are Substantially Completed, Landlord shall submit to Tenant a final and detailed written accounting of all Interior Improvement Costs paid by Landlord, which shall be true and correct, to the best of Landlord's knowledge. During the first sixty
(60) days following the Lease Commencement Date, Tenant shall have the right to audit the books, records and supporting documents of the Landlord or if Landlord directs, of the Prime Contractor, to the extent reasonably necessary to determine the accuracy of such accounting, related to the Interior Improvements, during normal business hours, after giving Landlord at least ten (10) business days prior to notice. Tenant shall bear the cost of such audit. If said audit is not conducted by Tenant within said sixty (60) day period, Tenant forgoes its right to so audit.

     10. TENANT'S RIGHT TO INSTALL TRADE FIXTURES: When the construction of the Interior Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment (including modular furniture systems, telephone systems, cabling, communications systems, security systems, antennas and signs) in the Premises can be commenced in accordance with good construction practices and will not interfere with the completion of the Improvements by Landlord, Landlord shall notify Tenant to the effect and shall permit Tenant, and its authorized representatives and contractors, to have access to the Premises for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant, or its authorized representatives and contractors, shall be undertaken at their sole risk, free from Rent, and upon the following conditions:

         A. If the entry into the Premises by Tenant, or its representatives or contractors, unreasonable interferes with or delays Landlord's construction work notwithstanding Landlord's reasonable efforts to cooperate, after three
(3) hours notice of such fact to Tenant (i) Tenant shall cause the party responsible for such interference or delay to leave the Premises, or (ii) Tenant shall cause to be taken such steps as may be necessary in the Prime Contractor's or Landlord's reasonable opinion to alleviate such interference or delay. If either (i) or (ii) have not been completed, then Tenant shall be responsible for delay or the job and subject to the provisions of Paragraph 8;

         B. Any contractor used by Tenant in connection with such entry and installation shall be subject to Landlord's approval, but which may be withheld if such contractor is non-union and its entry on the Premises would unreasonably interfere with Landlord's work;

         C. All of the terms of the Lease shall apply to any entry by Tenant pursuant to this paragraph (including provisions of the Lease regarding indemnification and insurance), except subject to the provisions of Paragraphs 8 and 10A and B above, Tenant shall not be obligated as a result of such entry to pay any Base Monthly Rent or Additional Rent;

         D. It is agreed that Landlord shall not be required to fix any defects caused to the Improvements or Premises made by Tenant, Tenant's employees, agents or parties Tenant has contract with or to work on the Premises;

         E. Subject to the provisions of Paragraph 8 and Paragraph 10, Tenant and its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment as listed above. Any entry or installation work by Tenant and its agents in the Premises pursuant to Paragraph 10 shall (i) be undertaken at Tenant's sole risk, (ii) not interfere with or delay Landlord's work in the Premises, and (iii) not be deemed occupancy or possession of the Premises for purposes of the Lease. Tenant shall indemnify, defend and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorneys fees), claim or demand of whatsoever character direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder.

     11. DELIVERY OF DOCUMENTS: Landlord shall, within thirty (30) days after the same is obtained by Landlord, deliver to Tenant any temporary or permanent certificate of occupancy issued by the City of Redwood City with respect to any of the Improvements.

     12. TAX INCREASES DURING CONSTRUCTION PERIOD: Notwithstanding anything to the contrary in this Construction Letter or the related Lease, in the event prior to the Commencement Date there is an interim or supplemental reassessment of the Premises based upon the added value of the Improvements, then upon the Lease Commencement Date, Tenant shall pay any interim or supplemental taxes (but no penalties or interest in connection therewith) that have been levied against the Premises and are attributable to the added value of the Improvements during the period prior to the Lease Commencement Date. As of the Lease Commencement Date, Tenant shall be responsible for paying one hundred percent (100%) of the Real Property Taxes as provided for in the Lease.

     13. CHOICE OF LAW; SEVERABILITY. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     14. AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this agreement and to all the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

     Please execute this agreement in the space provided below, indicating your agreement with the above, and return all copies. A fully executed copy will be returned to you for your records after execution by the Landlord.

                              Respectfully yours,

                              WESTPORT INVESTMENTS
                              California general partnership

                              By   /s/ John Arrillaga
                              ---------------------------------------
                              John Arrillaga, Trustee under Trust Agreement dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended

                              Dated: 11/15/96
                                     --------


                              RICHARD T. PEERY SEPARATE PROPERTY
                              TRUST

                              By   /s/ Richard T. Peery
                              ---------------------------------------
                              Richard T. Peery, Trustee under Trust Agreement dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended

                              Dated: 11/15/96
                                     --------


AGREED:

CENTURA SOFTWARE CORPORATION
a California corporation

   /s/ Sam Inman III
By ----------------------------

   Sam Inman III/Chairman & CEO
-------------------------------
Print Name/Title

Dated: 10/25/96
       --------